Exhibit 99.2

NEWS RELEASE

Contact:	Investor Relations
(877) 280-2857
(215) 405-2718 (fax)

ATLAS RESOURCE PARTNERS ENTERS INTO RESTRUCTURING SUPPORT AGREEMENT WITH STAKEHOLDERS

FORT WORTH, TX – July 25, 2016 – Atlas Resource Partners, L.P. (OTCQX: ARPJ) (the “Partnership”) today announced that the Partnership has entered into a Restructuring Support Agreement (“RSA”) with 100% of its Revolving Credit Facility lenders, 100% of its Second Lien lenders and approximately 80% of its Senior Noteholders. The agreement (the “Restructuring Plan”), if completed, will immediately reduce the Partnership’s debt by approximately $900 million and interest expense by $80 million per year. The debt reduction is accomplished through the conversion of the $668 million of the Partnership’s outstanding senior notes into 90% of the common equity of the restructured company upon consummation of the Restructuring Plan and from the proceeds of the sale of the Partnership’s natural gas and oil hedge positions to make repayments under its existing Revolving Credit Facility. Under the RSA, the cash interest expense payable on the Second Lien Term Loan will be immediately reduced to 2% upon the commencement of the restructuring proceedings as described more fully below. The Second Lien Term Loan holders will also receive 10% of the common equity of the emerged company. In consideration of its agreement to provide administrative management, operating and other services following the restructuring, a subsidiary of Atlas Energy Group, LLC, the general partner of the Partnership, will receive a 2% economic interest in the restructured company.

The Partnership expects to operate its oil and gas properties in the ordinary course during the restructuring process. All suppliers, vendors, employees, royalty owners, trade partners and landlords will be paid in full under normal terms for goods and services provided prior to, during, and subsequent to the consummation of the Restructuring Plan. The Partnership’s existing trade contracts and terms will also be maintained prior to, during and subsequent to the process.

The table below summarizes the treatment of the parties under the Restructuring Plan outlined in the RSA.

•	Revolving Credit Facility – a new senior secured revolving credit facility (the “First Lien Exit Facility”) with the following key terms:

•	borrowing base of $440 million comprised of a conforming tranche of $410 million and a $30 million non-conforming tranche;

•	redetermination of the borrowing base suspended until May 1, 2017 (subject to the satisfaction of certain conditions); and

•	maturity date extended to August 23, 2019 (with the non-conforming tranche maturing on May 1, 2017).

•	Second Lien Term Loan – $250 million secured term loans, which principal amount is consistent with the aggregate principal amount of the loan immediately prior to the execution of the RSA, plus the amounts resulting from the accrual of PIK interest on the principal amount of $250 million from the commencement of the restructuring proceedings. The interest rate will initially be 2% payable in cash and Adjusted LIBO Rate plus 9% paid-in-kind per annum. In addition to the term loans, lenders will receive 10% of the common equity in the restructured company upon consummation of the Restructuring Plan.

•	Senior Notes – holders of the Senior Notes will receive 90% of the common equity interests of the restructured company upon consummation of the Restructuring Plan in exchange for all amounts owed under the Senior Notes.

Under the terms of the RSA, the Partnership’s existing common and preferred unitholders will not be entitled to any of the equity of the restructured company, and all existing common and preferred units will be cancelled.

The Partnership expects to emerge from the execution of the Restructuring Plan as Titan Energy, LLC, which will be classified as a corporation for U. S. federal income tax purposes, and will be publicly traded on an exchange or quoted on an over-the counter market. Titan Energy will be led by Ed Cohen, Executive Chairman; Jonathan Cohen, Executive Vice Chairman; Daniel Herz, Chief Executive Officer; Mark Schumacher, President; and Jeffrey Slotterback, Chief Financial Officer.

The Partnership plans to commence the solicitation of votes for the Restructuring Plan from the lenders of the Revolving Credit Facility, the lenders of the Second Lien Term Loan, and the holders of the Senior Notes (including, in each case, those that are obligated to support the Restructuring Plan under the RSA) later today. To commence the implementation of the Restructuring Plan, the Partnership expects to file a pre-packaged Chapter 11 bankruptcy filing on or about July 27, 2016. The proposed Restructuring Plan is subject to court approval, so there can be no assurance that the reorganization will proceed or the Restructuring Plan will be consummated on the terms set forth above and the final terms of any restructuring transaction could be materially different.

The information in this press release is not intended to be, and should not in any way be construed as, a solicitation of votes on the Restructuring Plan, an offer to sell or the solicitation of an offer to buy any securities, nor should the information contained herein be relied on for any purpose with respect to the Restructuring Plan. Holders of claims against the Partnership or its subsidiaries should refer to the disclosure statement, which will be available upon commencement of the solicitation. There can be no assurances that the Restructuring Plan will be approved or confirmed pursuant to the bankruptcy code.

Advisors

Perella Weinberg Partners LP is acting as financial advisor and Skadden, Arps, Slate, Meagher & Flom, LLP and Paul Hastings LLP are acting as legal counsel to the Partnership in connection with the Restructuring Plan. Opportune LLP is acting as financial advisor and Linklaters LLP is acting as legal counsel to the Revolving Credit Facility agent. PJT Partners is acting as financial advisor and Latham & Watkins LLP is acting as legal counsel to the Second Lien Term Loan lenders. Centerview Partners LLC is acting as financial advisor and Akin Gump Strauss Hauer & Feld LLP is acting as legal counsel to an ad hoc group of Senior Noteholders.

Forward-Looking Statements

Certain statements contained in this press release are, and other written and oral statements made by the Partnership’s representatives may be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based upon information presently available to the Partnership and assumptions that it believes to be reasonable. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, risks and uncertainties associated with bankruptcy proceedings, including the ability to consummate the Restructuring Plan on the time frame contemplated therein; the potential adverse effects of bankruptcy proceedings on the Partnership’s liquidity or results of operations; the ability to operate the business during the bankruptcy proceedings; the effects of a bankruptcy filing on the Partnership’s business and the interests of various creditors, equity holders and other constituents; the length of time the Partnership will operate under the bankruptcy code; risks associated with third party motions in the bankruptcy cases, which may interfere with the Partnership’s ability to develop and consummate the Restructuring Plan; those associated with general economic and business conditions; changes in commodity prices and hedge positions; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; the impact of the Partnership’s securities being quoted on the OTCX rather than listed on the New York Stock Exchange; inability to obtain capital needed for operations; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in the Partnership’s reports filed with the SEC, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. Investors are cautioned that all such statements involve risks and uncertainties. Forward-looking statements speak only as of the date hereof, and the Partnership assumes no obligation to update such statements, except as may be required by applicable law.

SOURCE: Atlas Resource Partners, L.P.

(877) 280-2857